UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: February 13, 2009

(Date of earliest event reported)

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

NC	000-52099	20-4495993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 888		28621
(Address of principal executive offices)		(Zip Code)

336-526-6312
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Elkin, NC – February 13, 2009 – Yadkin Valley Financial Corporation (NASDAQ: YAVY), the holding company for Yadkin Valley Bank and Trust Company, announced financial results for the fourth quarter and full year ending December 31, 2008. Net income for the fourth quarter of 2008 totaled $217,000 or $0.02 per diluted share, compared to net income of $3.1 million or $0.29 per share in the fourth quarter of 2007. The decrease in quarterly net income was primarily due to a $2.7 million increase in the provision for loan losses as compared to the same period as last year. Also impacting net income was a 6% decrease in net interest income, which was primarily driven by a decrease in the prime rate of 400 basis points during 2008.

Item 9.01(d): Exhibits

(a)          Financial statements:

None

(b)         Pro forma financial information:

None

(c)          Shell company transactions:

None

(d)         Exhibits:

Exhibit 99.1:                                                         Press Release of Yadkin Valley Financial Corporation dated February 13, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation

	By:	\s\Edwin E. Laws
Edwin E. Laws
Chief Financial Officer

	Date:	February 13, 2009